SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:
( )  Preliminary Proxy Statement
( ) Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
(x)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  E-Z-EM, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(x)  No fee required.

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                                  E-Z-EM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 24, 2000

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of E-Z-EM, INC., a Delaware corporation (the "Company"), will be held at the Milleridge Inn, Jericho, New York, on October 24, 2000 at 10:00 a.m., Local Time, for the following purposes:

     1. To elect three Class I directors, each to serve for a term of three years;

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 2, 2001;

     3. To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on September 15, 2000 as the record date (the "Record Date") for the Meeting. Only stockholders of record of the Company's Class A Common Stock, $0.10 par value, on the Company's stock transfer books on the close of business on that date are entitled to vote at the Meeting.

By Order of the Board of Directors

PETER J. GRAHAM, Secretary

Westbury, New York
Dated:  September 25, 2000

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

If you wish to attend, please check the appropriate box on the enclosed proxy and return it in the enclosed envelope.

                                  E-Z-EM, INC.
                                 717 MAIN STREET
                          WESTBURY, NEW YORK 11590-5021

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                             MEETING OF STOCKHOLDERS

                                OCTOBER 24, 2000

                              ---------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders by the Board of Directors of E-Z-EM, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the 2000 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Milleridge Inn, Jericho, New York, on Tuesday, October 24, 2000 at 10:00 a.m., or at any adjournment thereof.

     The principal executive offices of the Company are located at 717 Main Street, Westbury, New York 11590- 5021. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is September 25, 2000.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at 450 Fifth Street, Washington, D.C. 20549 and at certain of the Commission's regional offices. Copies of such documents may be obtained from the Public Reference Section of the Commission at prescribed rates. In addition, such material and other information concerning the Company can be inspected at the American Stock Exchange, on which exchange shares of the Company's securities are listed.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary of Proxy Statement................................................    1

Record Date and Voting Securities.........................................    1

Voting of Proxies.........................................................    1

Security Ownership........................................................    2

Election of Directors.....................................................    4
     Nominees.............................................................    4
     Meetings.............................................................    6
     Executive Officers...................................................    7
     Executive Compensation...............................................    8

Compensation and Stock Option Committee Report............................   12

Certain Transactions......................................................   15

Section 16 (a) Beneficial Ownership Reporting Compliance..................   15

Ratification of Appointment of Independent Auditors.......................   15

Annual Report.............................................................   16

Stockholder Proposals.....................................................   16

Other Matters.............................................................   16

                           SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained in this Proxy Statement. This summary should not be considered complete and is qualified in its entirety by the more detailed information and financial statements contained in the Proxy Statement. Certain capitalized terms used in this summary are defined in the Proxy Statement.

     The principal offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021, (516) 333-8230.

Election of Directors (Proposal No. 1)

     Three of the Company's eight directors are to be elected at the Annual Meeting. Each of the directors will serve until the 2003 Annual Meeting of Shareholders and until, in each case, his successor is duly elected and qualified.

Ratification of Appointment of Independent Auditors (Proposal No. 2)

     Shareholders are also being asked at the Annual Meeting to ratify the appointment of Grant Thornton LLP, certified public accountants, as the independent auditors for the Company for the 2001 fiscal year.

                        RECORD DATE AND VOTING SECURITIES

     As of the close of business on September 15, 2000, the record date (the "Record Date"), there were 4,014,190 outstanding shares of the Company's Class A Common Stock, $0.10 par value (the "Class A Common Stock"). Holders of the Class A Common Stock have one vote per share on each matter to be acted upon. Only stockholders of Class A Common Stock of record at the close of business on the Record Date for the Meeting (the "Stockholders") will be entitled to vote at the Meeting and at any adjournment thereof. A majority of the outstanding shares of Class A Common Stock present in person or by proxy is required to constitute a quorum at the Meeting.

     Additionally, the Company had 5,862,378 shares of Class B Common Stock, $0.10 par value (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock") outstanding as of the Record Date. Shares of Class B Common Stock are non-voting shares.

                                VOTING OF PROXIES

     Shares of Class A Common Stock represented by Proxies that are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Class A Common Stock represented thereby will be voted: (i) for the election as Directors of the persons who have been nominated by the Board of Directors; (ii) for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 2, 2001 (the "2001 Fiscal Year"); and (iii) with respect to any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

     The execution of a Proxy will in no way affect a Stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a Stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented before the Meeting, or if the Stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Class A Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

     The following table sets forth information, as of the Record Date, as to the beneficial ownership of the Company's voting Class A Common Stock by each person known by the Company to own beneficially more than 5% of the Company's voting Class A Common Stock:

   Name and Address of                              Shares           Percent of
    Beneficial Owner                          Beneficially Owned        Class
   -------------------                        ------------------     ----------

Howard S. Stern, .........................          956,412             23.8
Chairman of the Board,
Director
717 Main Street
Westbury, NY 11590

Betty S. Meyers, .........................          820,806             20.4
401 Emerald Street
New Orleans, LA 70124

David P. Meyers, .........................          311,551(1)           7.8
Director
1220 Pasadena Avenue
Atlanta, GA 30306

Jonas I. Meyers, .........................          311,551(2)           7.8
904 Oakland Avenue
Ann Arbor, MI 48104

Stuart J. Meyers, ........................          311,551(3)           7.8
434 Bellaire Drive
New Orleans, LA 70124

Dimensional Fund Advisors, Inc., .........          238,575(4)           5.9
1299 Ocean Avenue
Santa Monica, CA 90401

Wellington Management Company, ...........          219,258(4)           5.5
75 State Street
Boston, MA 02109

----------

(1) Includes 154,801 shares in which David P. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(2) Includes 154,801 shares in which Jonas I. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(3) Includes 154,801 shares in which Stuart J. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(4)  Information was derived from a Schedule 13G dated December 31, 1999.

     The following table sets forth information, as of the Record Date, as to the beneficial ownership of the Company's voting Class A and non-voting Class B Common Stock, by (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers, and (iii) all directors and executive officers of the Company as a group:

                                            Class A                         Class B
                                 ---------------------------     -----------------------------
                                    Shares           Percent        Shares             Percent
       Name of                   Beneficially          of        Beneficially            of
  Beneficial Owner                 Owned (1)          Class        Owned (2)            Class
  ----------------               ------------        -------     ------------          -------
Howard S. Stern, ..........        956,412             23.8        1,228,169             20.5
Chairman of the Board,
Director

David P. Meyers, ..........        311,551(3)           7.8          615,439(4)          10.4
Director

Arthur L. Zimmet, .........         28,750                *           90,784              1.5
Senior Vice President

Robert M. Topol, ..........         24,694                *           68,336              1.2
Director

Paul S. Echenberg, ........          1,694                *           87,900              1.5
Chairman of the Board of
E-Z-EM Canada, Director

Donald A. Meyer, ..........         18,873                *           44,865                *
Director

James L. Katz, ............          1,719                *           56,166                *
Director

Dennis J. Curtin, .........          2,052                *           53,382                *
Senior Vice President

Michael A. Davis, M.D., ...           None                *           39,786                *
Medical Director, Director

Eamonn P. Hobbs, ..........             50                *           39,604                *
Vice President

Pierre A. Ouimet, .........            500                *           34,936                *
President of E-Z-EM Canada

Joseph J. Palma, ..........           None                *           31,307                *
Senior Vice President

Anthony A. Lombardo, ......           None                *             None                *
President, Chief Executive
Officer, Director

All directors and executive
 officers as a group (18
 persons) .................      1,345,795(3)          33.5        2,495,128(4)          38.3

----------

* Does not exceed 1%.

(1) Includes Class A Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from the Record Date as follows: Robert M. Topol (1,194), Paul S. Echenberg (1,194), Donald A. Meyer (1,194), James L. Katz (1,194) and all directors and executive officers as a group (4,776).

(2) Includes Class B Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from the Record Date as follows: Howard S. Stern (78,786), David P. Meyers (2,000), Arthur L. Zimmet (50,884), Robert M. Topol (31,444), Paul S. Echenberg (75,210),
     Donald A. Meyer (19,272), James L. Katz (53,355), Dennis J. Curtin (50,556), Michael A. Davis, M.D. (39,091), Eamonn P. Hobbs (39,595), Pierre
     A. Ouimet (34,906), Joseph J. Palma (31,307) and all directors and executive officers as a group (610,890).

(3) Includes 154,801 shares in which Mr. Meyers has only a remainder interest. Betty S. Meyers, a principal shareholder, holds a life estate in such shares.

(4) Includes 201,014 shares in which Mr. Meyers has only a remainder interest. Betty S. Meyers, a principal shareholder, holds a life estate in such shares. Also includes 190,035 shares owned by a partnership in which Mr. Meyers has an interest.

                        PROPOSAL I--ELECTION OF DIRECTORS

                                    NOMINEES

     The Board of Directors currently consist of eight directors. The Board is classified into three classes, each of which has a staggered three-year term. At the Meeting, the Stockholders will elect three Class I directors each of whom will hold office until the Annual Meeting of Stockholders to be held in 2003 and until their successors are duly elected and qualified. The Class II directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below (the "Nominees") as directors of the Company. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors.

     The term of each of the current Class I directors expires at the Meeting when his respective successor is duly elected and qualified. Management has no reason to believe that any of the Nominees will be unable or unwilling to serve as a director, if elected. Should any of the Nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of the Nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the Nominees and certain information concerning them are set forth below:

Nominees to Class I of the Board of Directors

                                                                      First Year
                                                                        Became
       Name                    Principal Occupation           Age      Director
       ----                    --------------------           ---      --------

Michael A. Davis, M.D.      Medical Director of the            59        1995
                            Company

James L. Katz               Founder and Chief Executive        64        1983
                            Officer of Lakeshore Medical
                            Fitness, LLC

Anthony A. Lombardo         President and Chief Executive      53     April 2000
                            Officer of the Company

     MICHAEL A. DAVIS, M.D., age 59, has served as Medical Director and Director of the Company since August 2000. Previously, he served as Medical
Director/Technical Director and Director of the Company from 1997 to August 2000, as Medical Director and Director of the Company from 1995 to 1996, and as Medical Director from 1994 to 1995. He has been Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center since 1980. He also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., from February 1999 to November 1999. He is also a director of MacroChem Corp. and Amerimmune Pharmaceuticals, Inc.

     JAMES L. KATZ, CPA, JD, age 64, has been a director of the Company since 1983. He is a founder of Lakeshore Medical Fitness, LLC (fitness and diagnostic facilities with hospitals), and has served as its Chief Executive Officer since April 2000. Previously, he had been a founder and managing director from its organization in 1995 until May 2000 of Chapman Partners LLC (investment banking). From its acquisition in 1985 until its sale in 1994, he was the co-owner and President of Ever Ready Thermometer Co., Inc. From 1971 until 1980 and from 1983 until 1985, he held various executive positions with Baxter International and subsidiaries of Baxter International, principally that of Chief Financial Officer of Baxter International. He is also a director of Intec, Inc. and Lakeshore Management Group, LLC, as well as a member of the Board of Advisors of Jerusalem Global and The Patterson Group.

     ANTHONY A. LOMBARDO, age 53, has served as President, Chief Executive Officer and Director of the Company since April 2000. Prior to joining the Company, he served as President of ALI Imaging Systems, Inc. (radiology information management) from 1998 to April 2000. From 1996 to 1998, Mr. Lombardo served as Global Manager of the Integrated Imaging Systems business of General Electric Medical Systems. From 1994 to 1996, he served as President of the Medical business of Loral/Lockhead Martin Corp.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

The following Class II and III Directors will continue on the Board of Directors for the terms indicated:

Class II Directors
(Term Expiring in 2001):

     PAUL S. ECHENBERG, age 56, has been a director of the Company since 1987 and has served as Chairman of the Board of E-Z-EM Canada Inc. since 1994. He has been the President, Chief Executive Officer and Director of Schroders & Associates Canada Inc. (investment buy-out advisory services) and Director of Schroders Ventures Ltd. since 1997. He is also a founder and has been a general partner and director of Eckvest Equity Inc. (personal investment and consulting services) since 1989. He is also a director of Lallemand Inc., Cedara Software Corp., Benvest Capital Inc., Colliers MacAuley Nicholl, Huntington Mills (Canada) Ltd., ITI Medical Technologies, Inc., Flexia Corp., Fib-Pak Industries Inc., Shirmax Fashions Ltd., Med-King Systems Inc. and MacroChem Corp. The Company has investments in Cedara Software Corp. and ITI Medical Technologies, Inc.

     DONALD A. MEYER, age 66, has been a director of the Company since 1968. Since 1995, he has acted as an independent consultant in legal matters to arts and business organizations, specializing in technical assistance. He had been the Executive Director of the Western States Arts Federation, Santa Fe, New Mexico, which provides and develops regional arts programs, from 1990 to 1995. From 1958 through 1990, he was an attorney practicing in New Orleans, Louisiana.

     ROBERT M. TOPOL, age 75, has been a director of the Company since 1982. Prior to his retirement in 1994, he served as an Executive Vice President of Smith Barney, Inc. (financial services). He is also a director of First American Health Concepts, Fund for the Aging, City Meals on Wheels, American Health Foundation, State University of New York - Purchase, and Redstone Resources Inc.

Class III Directors
(Term Expiring in 2002):

     HOWARD S. STERN, age 69, is a co-founder of the Company and has served as Chairman of the Board and Director of the Company since its formation in 1962. Mr. Stern has also served as President and Chief Executive Officer of the Company from 1997 to April 2000. From 1990 to 1994, Mr. Stern served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President and Chief Executive Officer. Mr. Stern is also a director of ITI
Medical Technologies, Inc. The Company has an investment in ITI Medical Technologies, Inc.

     DAVID P. MEYERS, age 36, has been a director of the Company since 1996. He is the founder of MedTest Express, Inc., an Atlanta, Georgia provider of contracted laboratory services for home health agencies, and has served as its President, Chief Executive Officer and Director since 1994.

                                    MEETINGS

     The Board of Directors held four regular meetings and two special meetings by conference call during the 2000 Fiscal Year. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware. All directors attended all Board meetings during the 2000 Fiscal Year, except that Mr. Topol missed one meeting.

     The Company has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Finance Committee.

     The Executive Committee has the power and authority to act on behalf of the Board during intervals between regularly scheduled Board meetings. The members of the Executive Committee are Messrs. Stern, Echenberg, Katz and Topol. The Executive Committee did not meet during the 2000 Fiscal Year.

     The Audit Committee recommends to the Board the selection of independent accountants and reviews the scope and results of the annual audit. The members of the Audit Committee are Messrs. Katz and Topol. The Audit Committee met once during the 2000 Fiscal Year.

     The Nominating Committee recommends to the Board nominees for election to the Board. The Nominating Committee will consider nominees for Directors recommended by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service with the Company. The members of the Nominating Committee are Messrs. Meyer and Topol. The Nominating Committee met once during the 2000 Fiscal Year.

     The  Compensation   Committee  determines  the  cash  and  other  incentive
compensation, if any, to be paid to the Company's executive officers and key employees. The Compensation Committee also sets the policies and parameters of the Company's executive compensation programs and awards thereunder, and makes determinations as to stock option grants under the 1983 Stock Option Plan and the 1984 Directors and Consultants Stock Option Plan. The members of the Compensation Committee are Messrs. Meyer and Katz. The Compensation Committee met once during the 2000 Fiscal Year.

     The Board of Directors created a Finance Committee in 1995. Its members are Messrs. Topol and Katz. The Finance Committee did not meet during the 2000 Fiscal Year.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers.

           Name                  Age                 Positions
           ----                  ---                 ---------
Howard S. Stern .............    69     Chairman of the Board, Director
Anthony A. Lombardo .........    53     President, Chief Executive Officer, Director
Dennis J. Curtin ............    53     Senior Vice President - Chief Financial Officer
Joseph J. Palma .............    58     Senior Vice President - Sales and Marketing
Arthur L. Zimmet ............    64     Senior Vice President - Special Projects
Sandra D. Baron .............    48     Vice President - Human Resources
Craig A. Burk ...............    47     Vice President - Manufacturing
Joseph A. Cacchioli .........    44     Vice President - Controller
Agustin V. Gago .............    41     Vice President - International
Eamonn P. Hobbs .............    47     Vice President - AngioDynamics Division
Archie B. Williams ..........    49     Vice President - Clinical Affairs / Medical
                                          Community Liaison
Terry S. Zisowitz ...........    53     Vice President - Legal and Regulatory Affairs

     Officers are elected annually and serve at the pleasure of the Board of Directors.

     Mr. Curtin has served as Senior Vice President - Chief Financial Officer since October 1999, and previously served as Vice President - Chief Financial Officer from 1985 to October 1999. Mr. Curtin has been an employee of the Company since 1983.

     Mr. Palma has served as Senior Vice President - Sales and Marketing since October 1999, and previously served as Vice President - Sales and Marketing from 1996 to October 1999, and Vice President - Sales from 1995 to 1996. Mr. Palma has been an employee of the Company since 1994.

     Mr. Zimmet has served as Senior Vice President - Special Projects since 1988, and has been an employee of the Company since 1982.

     Ms. Baron has served as Vice President - Human Resources since 1995, and has been an employee of the Company since 1985.

     Mr. Burk has served as Vice President - Manufacturing since 1987.

     Mr. Cacchioli has served as Vice President - Controller since 1988, and has been an employee of the Company since 1984.

     Mr. Gago has served as Vice President - International since 1997, and has been an employee of the Company since 1979.

     Mr. Hobbs has served as Vice President - AngioDynamics Division since 1991, and has been an employee of the Company since 1988.

     Mr. Williams has served as Vice President - Clinical Affairs / Medical Community Liaison since August 2000, and previously served as Vice President - Imaging Products Management from 1993 to August 2000. Mr. Williams has been an employee of the Company since 1980.

     Ms. Zisowitz has served as Vice President - Legal and Regulatory Affairs since 1995, and previously served as Vice President - Legal Affairs from 1990 to 1995. Ms. Zisowitz has been an employee of the Company since 1989.

     The business backgrounds of Mr. Stern and Mr. Lombardo have been previously set forth in this proxy statement.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation for services, in all capacities for 2000, 1999 and 1998, of (i) those persons who were, during 2000, Chief Executive Officer ("CEO") (Howard S. Stern and Anthony
A. Lombardo), (ii) those persons who were, at the end of 2000, each of the four most highly compensated executive officers of the Company other than the CEO, and (iii) the President of E-Z-EM Canada, who is not an executive officer of the Company, but who is included in this table due to the level of his annual compensation during 2000 (collectively, the "Named Executive Officers"):

                                      Annual Compensation              Long Term Compensation
                                  ---------------------------   ------------------------------------
                                                                           Awards            Payouts
                                                                --------------------------   -------
                                                     Other                    Securities
                                                     Annual     Restricted    Underlying              All Other
    Name and                                        Compensa-     Stock        Options         LTIP   Compensa-
    Principal             Fiscal  Salary    Bonus   tion (1)     Awards     --------------   Payouts   tion (4)
    Position               Year     ($)      ($)       ($)        ($)       # (2)    # (3)     ($)       ($)
    ---------             ------  ------    -----   ---------   ----------  -----    -----   -------  ---------
Howard S. Stern,........   2000  $261,458  $89,105    None        None       None    .2273     None    $ 6,975
Chairman of the Board,     1999   250,000   83,250    None        None       None    .2273     None     15,404
and former President       1998   250,000   61,874    None        None       None    .2273     None     19,609
and Chief Executive
Officer

Anthony A. Lombardo,....   2000  $ 41,667    None     None        None     300,000    None     None      None
President and Chief
Executive Officer
(effective April 2000)

Arthur L. Zimmet,.......   2000  $172,563  $58,809    None        None       None     None     None    $ 6,838
Senior Vice President      1999   165,000   54,945    None        None       None     None     None      9,264
                           1998   155,000   40,283    None        None       None     None     None      8,069

Joseph J. Palma,........   2000  $159,792  $54,457    None        None      10,000    None     None    $ 7,830
Senior Vice President      1999   150,000   49,950    None        None       None     None     None      9,150
                           1998   135,000   33,247    None        None       None     None     None      6,052

Dennis J. Curtin,.......   2000  $167,333  $42,308    None        None       None     None     None    $ 7,107
Senior Vice President      1999   160,000   39,996    None        None       None     None     None      8,956
                           1998   146,667   38,861    None        None       None     None     None      7,637

Eamonn P. Hobbs,........   2000  $209,166    None     None        None       None    .2273     None    $ 8,208
Vice President             1999   200,000  $17,481    None        None       None    .2273     None      8,083
                           1998   195,000   21,923    None        None       None    .2273     None      7,630

Pierre A. Ouimet,.......   2000  $223,844  $45,344    None        None       None     None     None    $ 6,554
President of E-Z-EM        1999   181,441   47,963    None        None      10,000    None     None      6,395
Canada                     1998   129,223   46,407    None        None       None     None     None      6,167

----------

(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for 2000, 1999 and 1998 did not exceed the lesser of 10% of such officer's total annual salary and bonus for 2000, 1999 or 1998 or $50,000; such amounts are, therefore, not reflected in the table.

(2)  Options are exercisable in Class B Common Stock of the Company.

(3) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company.

(4) For 2000, 1999 and 1998, includes for each of the Named Executive Officers, except Mr. Ouimet, the amounts contributed by the Company under its Profit-Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For Mr. Ouimet, represents amounts contributed by E-Z-EM Canada under a defined contribution plan. For 1999 and 1998, also includes for Howard S. Stern fees of $6,000 and $12,000, respectively, relating to attendance at AngioDynamics directors' meetings.

Option/SAR Grants Table

     The following table sets forth certain information concerning stock option grants made during 2000 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. In accordance with SEC disclosure rules, the hypothetical gains or "option spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company did not grant any stock appreciation rights during 2000.

                                                                                    Potential Realizable Value at
                                                                                    Assumed Annual Rates of Stock
                           Individual Grants                                      Price Appreciation for Option Term
--------------------------------------------------------------------------   ---------------------------------------------
                          Number of   % of Total
                         Securities     Options                                      5%                       10%
                         Underlying   Granted to     Exercise                ------------------      ---------------------
                          Options    Employees in    or Base                 Stock    Potential      Stock       Potential
                          Granted    Fiscal Year      Price     Expiration   Price      Value        Price         Value
      Name                  (#)          2000         ($/Sh)       Date      ($/Sh)       $          ($/Sh)          $
      ----                -------    ------------    --------   ----------   ------   ---------      ------      ---------

Howard S. Stern.....       .2273(1)     3.2%(2)     $40,000(3)   6/02/10    $65,156      $5,717     $103,750        $14,489

Anthony A. Lombardo.     300,000(4)    63.5%(5)       $8.50(6)   4/02/10     $13.85  $1,603,681       $22.05     $4,064,043

Arthur L. Zimmet....        None

Joseph J. Palma.....      10,000(4)     2.1%(5)       $5.63(6)   7/28/09      $9.16     $35,375       $14.59        $89,648

Dennis J. Curtin....        None

Eamonn P. Hobbs.....       .2273(1)     3.2%(2)     $40,000(3)   6/02/10    $65,156      $5,717     $103,750        $14,489

Pierre A. Ouimet....        None

----------

(1) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company. Options are exercisable 20% per year over five years from the date of grant, provided a threshold event occurs or 100% on the ninth anniversary of the grant, if no threshold event occurs. A threshold event is the earlier of (i) fourteen months after either an initial public offering ("IPO") or the spin off of all AngioDynamics stock to the Company's shareholders, or (ii) two months after the occurrence of both an IPO and the spin off of all AngioDynamics stock to the Company's shareholders.

(2) Represents the percentage of total options granted to employees during 2000 and exercisable in Class B Common Stock of AngioDynamics, Inc.

(3) The options granted during 2000 have an exercise price not less than the fair market value of the Class B Common Stock of AngioDynamics, Inc. on the date of grant. A total of 136.36 shares of AngioDynamics Class B Common Stock may be issued under this plan.

(4) Options are exercisable in Class B Common Stock of the Company. Options granted to Mr. Lombardo are exercisable 25% per year over four years from the date of grant. Options granted to Mr. Palma are exercisable 33 1/3% per year over three years from the date of grant.

(5) Represents the percentage of total options granted to employees during 2000 and exercisable in Class B Common Stock of the Company.

(6) The options granted during 2000 have an exercise price not less than the fair market value of the Class B Common Stock of the Company on the date of grant, and expire in ten years.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning all exercises of stock options during 2000 by the Named Executive Officers and the fiscal year-end value of unexercised stock options on an aggregated basis:

                                                       Number of
                                                      Securities        Value of
                                                      Underlying       Unexercised
                                                     Unexercised      In-the-Money
                                                      Options at       Options at
                                                     June 3, 2000     June 3, 2000
                                                          (#)             ($)(1)
                                                    -------------     -------------
                          Shares         Value       Exercisable/      Exercisable/
                        Acquired on    Realized     Unexercisable     Unexercisable
   Name                Exercise (#)       ($)            (2)               (2)
   ----                ------------    --------     -------------     -------------

Howard S. Stern .....      None          None          78,786/          $179,607/
                                                       None               None

Anthony A. Lombardo .      None          None          None/              None/
                                                       300,000            None

Arthur L. Zimmet ....      None          None          50,884/          $106,498/
                                                       None               None

Joseph J. Palma .....      None          None          31,307/           $54,232/
                                                       6,667             $5,834

Dennis J. Curtin ....      None          None          50,556/          $111,867/
                                                       None               None

Eamonn P. Hobbs .....      None          None          39,595/           $82,120/
                                                       None              None

Pierre A. Ouimet ....      None          None          34,906            $66,085/
                                                       None              None

----------

(1) Options are "in-the-money" if on June 3, 2000, the market price of the stock exceeded the exercise price of such options. At June 3, 2000, the closing price of the Company's Class A and Class B Common Stock was $6.88 and $6.50, respectively. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on June 3, 2000 and the aggregate exercise price of such options.

(2) Options granted prior to the Company's recapitalization on October 26, 1992 are exercisable one-half in Class A Common Stock and one-half in Class B Common Stock. Options granted after the recapitalization are exercisable in Class B Common Stock.

Compensation of Directors

     On an annual basis, directors, who are not employees of the Company, are entitled to the following compensation: a retainer of $15,000; a fee of $1,000 for each board meeting attended; a fee of $250 for each telephonic board meeting attended; 1,000 shares of the Company's Class B Common Stock; and stock options for 1,000 shares of Class B Common Stock, which vest one year from date of grant. Directors, who serve on committees of the Company and who are not employees of the Company, are entitled to a fee of $500 for each committee meeting attended, except that the chairman of a committee is entitled to a fee of $1,000 for each committee meeting attended.

Employment Contracts

     During 1994, the Company entered into an employment contract with Howard S. Stern in his capacity as Chairman of the Board. This employment contract is for a term of eight years at an annual compensation currently of $262,500.

     During 2000, the Company  entered into an employment  contract with Anthony
A. Lombardo in his capacity as President and Chief Executive Officer. This employment contract provides for initial annual base salary of $250,000. The contract is cancellable at any time by either the Company or Mr. Lombardo, but provides for severance pay of one years base salary in the event of termination by the Company without cause, as defined in the contract.

Severance Arrangements

     The Company has entered into severance agreements ("Severance Agreements") with the Named Executive Officers (excluding Howard S. Stern) and certain other executive officers and key employees (collectively, the "Executives").

     Each Severance Agreement provides certain security to the Executive in connection with a change of control. A change of control ("Change of Control") is defined as the acquisition of 50% or more of the outstanding voting power of all capital stock of the Company; or the transfer of all or substantially all of the assets of either or both of the AngioDynamics or Contrast Systems business segments. Upon a Change of Control, all outstanding stock options vest and remain exercisable until the original expiration date of such options without regard to the need to remain employed by the Company. The Company will provide the Executive (or his estate) with an interest-free loan in the amount necessary to pay the exercise price and the income and employment taxes due as a result of the option exercise.

     If an Executive's employment with the Company is terminated by the Company for good cause (as defined below), death or disability, or by the Executive other than for good reason (as defined below), during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to accrued but unpaid base salary.

     A termination of employment is for good cause ("Good Cause") under the Severance Agreements if the basis of termination is (i) repeated acts or serious omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (ii) conviction of a crime involving fraud, dishonesty or moral turpitude; or (iii) a material breach of the Severance Agreement or the conditions and requirements of employment.

     Good reason ("Good Reason") exists under the Severance Agreements if there is (i) a significant reduction in the nature or the scope of the Executive's authority and/or responsibility; (ii) a material reduction in the Executive's rate of base salary; (iii) a significant reduction in employee benefits; or (iv) a change in the principal location in which the Executive is required to perform services, which significantly increases commuting distance.

     If an Executive's employment with the Company is terminated by the Company without Good Cause or by the Executive for Good Reason, during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to: (i) accrued but unpaid base salary; (ii) a lump sum payment equal to between one and two times annual base salary, based upon years of service; (iii) any benefits accrued under any incentive and retirement plans; (iv) paid medical plan coverage until the earlier of 18 months from termination or the time when the Executive obtains comparable coverage through a new employer; (v) a lump sum payment equal to the unvested portion, if any, of the Executive's 401(k) plan; and (vi) outplacement and career counseling services.

     Each Severance Agreement provides that if any amounts due to an Executive thereunder become subject to the "golden parachute" rules set forth in Section 4999 of the Internal Revenue Code, then such amounts will be reduced to the extent necessary to avoid the application of such rules.

                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

General

     The Compensation Committee (the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees, and administers the Company's stock option plans. The Committee is currently composed of two non-employee directors: Donald A. Meyer and James L. Katz.

Compensation Philosophy

     The primary philosophy of the Company regarding compensation to executive officers is to offer a program which rewards each member of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The compensation policies are designed to enhance the overall strength and financial performance of the Company by aligning the financial interests of the Company's executive officers with those of the stockholders. The three primary components of executive compensation are base salary, annual performance bonus and stock option awards.

     The key elements of the Committee's executive compensation philosophy include (a) setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement contributions to such performance, (c) linking compensation to elements which affect the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e)
establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive.

     In determining each executive's overall compensation, the Committee relies, in part, on information furnished through executive compensation surveys by a recognized compensation consulting firm, publicly available information, informal survey information obtained by management, and information known to various members of the Board of Directors.

Internal Revenue Code Section 162 (m) Considerations

     Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and to the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance based compensation." The Company believes that any compensation received by the Named Executive Officers in connection with the exercise of options granted under the 1983 Stock Option Plan will qualify as "performance based compensation", except for a certain de minimus option grant awarded in 1996. Stock options issued pursuant to the Company's AngioDynamics subsidiary 1997 Stock Option Plan will not qualify as "performance based compensation." The Company has not established a policy with respect to Section 162 (m) of the Code because the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

Base Salaries

     Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined consistent with the Company's compensation policy by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, and any increased responsibilities assumed by the executive.

Annual Incentive Compensation

     The Company administers an Executive Incentive Bonus Plan (the "Bonus Plan"), under which cash bonuses may be made to the CEO and President, other corporate officers, and certain divisional personnel. The bonus pool is determined at the beginning of each fiscal year based on budgeted earnings for the year. Depending upon the Company's financial results as compared to budget, bonuses may or may not be earned during each fiscal year. A discretionary bonus may be awarded if certain performance objectives, including corporate, business unit and departmental goals, have been met, as determined by the Committee. Based upon the Company's achievements during the 2000 Fiscal Year, the Company awarded bonuses ranging up to 34% of base salary to corporate officers under the Bonus Plan for the 2000 Fiscal Year.

Stock Option Agreements

     The Committee views stock options as an important long-term incentive vehicle for its executive officers. The use of stock options ensures that the interest of the Company's executive officers are tied to the interests of the Company's stockholders by making a portion of the executive's long-term compensation dependent upon the value created for stockholders. This promotes a continuing focus on the Company's profitability and stockholder value. The Committee may grant options under the Company's shareholder approved stock option plans. Options are granted at an exercise price equal to the fair market value of the Company's Class B Common Stock on the date of grant. Optionees can receive value from stock option grants only if the underlying Common Stock appreciates in the long-term. Generally, stock options utilize vesting periods ranging from two to nine years to encourage key executives to continue in the employ of the Company. In determining long-term incentive awards, the Committee considers the amount of stock options previously granted to each officer, the officer's responsibility, as well as the officer's current performance and contribution to the Company.

Compensation of the Chief Executive Officer

     During the 2000 Fiscal Year, the Company had two individuals acting as President and Chief Executive Officer. Prior to April 3, 2000, Howard S. Stern served as President, Chief Executive Officer and Chairman of the Board. As of April 3, 2000, Anthony A. Lombardo assumed the position of President and Chief Executive Officer, while Mr. Stern continued to serve in his capacity as Chairman of the Board. The Committee has targeted both Mr. Stern's and Mr. Lombardo's total compensation, including compensation derived from awards of stock options, at a level it believes is competitive with the average amount paid by the Company's competitors and companies with which the Company competes for executive talent. During the 2000 Fiscal Year, Mr. Stern's base salary was increased to $262,500. Such increase was proportionate with the Company's compensation adjustment for all executives. During the 2000 Fiscal Year, no options were granted to Mr. Stern and no options previously granted to Mr. Stern were exercised. Mr. Stern participates in the Bonus Plan, as outlined above, and, as a result of the Company's achievements during the fiscal year and of his contributions to those achievements, he received a cash bonus of $89,105 for the 2000 Fiscal Year. The Company and Mr. Lombardo entered into an employment contract which provides for initial annual base salary of $250,000. Pursuant to his employment contract, Mr. Lombardo was granted 300,000 options to purchase shares of Class B Common Stock vesting in four (4) equal amounts on each anniversary date of his employment contract for the next four (4) years. During the 2000 Fiscal Year, Mr. Lombardo was not eligible to participate in the Bonus Plan due to the date of his hiring. As a result, he did not receive any bonus during the 2000 Fiscal Year, but will be eligible to participate in the Bonus Plan during future fiscal years.


                                        THE COMPENSATION COMMITTEE
                                        Donald A. Meyer
                                        James L. Katz

Common Stock Performance

     The following graph compares the cumulative total shareholder return on the Company's Class A and Class B Common Stock with returns on the American Stock Exchange Market Value Index ("AMEX Market Value") and the Standard and Poor's Health Care (Medical Products and Supplies) Index ("S&P Health Care Index"), for the five year period ended June 3, 2000. The total return of the Class A Common Stock presented in the following graph treats all stock dividends payable in Class B Common Stock as cash dividends and assumes the reinvestment of such dividends in Class A Common Stock. As prescribed by the SEC, the measurements are indexed to a value of $100 at May 31, 1995, and assume all dividends were reinvested.

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                           Total Return - Data Summary

                                              Cumulative Total Return
                                    --------------------------------------------
                                    5/95    5/96    5/97    5/98    5/99    5/00
                                    ----    ----    ----    ----    ----    ----

E-Z-EM, INC. - CLASS A (EZM.A)       100     264     158     138     100     136
E-Z-EM, INC. - CLASS B (EZM.B)       100     321     190     151     129     167
AMEX MARKET VALUE (1)                100     125     122     155     175     205
S & P HEALTH CARE INDEX              100     136     169     224     280     313

Graph Produced by Research Data Group, Inc.

----------

(1) As of July 24, 1995 the Company's Common Stock commenced trading on the American Stock Exchange ("AMEX") and ceased being quoted on NASDAQ.

                              CERTAIN TRANSACTIONS

     A facility of the Company located in Westbury, New York is owned 27% by Howard S. Stern, 25% by Betty S. Meyers, a principal shareholder, 2% by other employees of the Company and 46% by unrelated parties, which includes a 25% owner who manages the property. Aggregate rentals, including real estate tax payments, were $167,000 during 2000. The lease term expires in 2004.

     During 1998, the Company entered into split dollar life insurance arrangements with Howard S. Stern (including his spouse) and Betty S. Meyers (the "insureds"). On an annual basis, the Company makes interest bearing advances of approximately $100,000 per insured toward the cost of such life insurance policies. Interest on the advances is to be paid to the Company annually by the insureds. Under collateral assignment agreements, the proceeds from the policies will first be paid to the Company to repay the advances it made. If the policies are terminated prior to the death of the insured, the Company will be entitled to the cash surrender value of the policies at that time, and any shortfall between that amount and the amount of the advances made by the Company will be repaid to the Company by the insureds. At June 3, 2000, the cash surrender value of such policies aggregated $474,000, and the aggregate amount of advances made by the Company totaled $600,000.

     The Company had an unsecured, two-year interest bearing note receivable from Eamonn P. Hobbs, an executive officer of the Company, in the principal amount of $320,000. Approximately $297,000 of this note receivable was satisfied in October 1999, while the remaining portion was satisfied during June 2000.

     The Company has engaged Michael A. Davis, M.D., a director of the Company, for consulting services. Fees for such services were approximately $165,000 during 2000.

     The Company engaged Paul S. Echenberg, a director of the Company, for consulting services in 2000. Fees for such services, including fees relating to attendance at directors' meetings, were approximately $62,000 in cash and 11,000 shares of non-voting Class B Common Stock valued at $55,000 during 2000.

     The Company has engaged David P. Meyers, a director of the Company, for consulting services. Fees for such services, including fees relating to attendance at directors' meetings, were approximately $100,000 during 2000.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934, as amended requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that, during the fiscal year ended June 3, 2000, all of the filing requirements applicable to its executive officers, directors and 10% shareholders were complied with.

                   PROPOSAL II--RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors appointed Grant Thornton LLP, certified public accountants, who were the Company's independent auditors for the 2000 Fiscal Year, as the Company's independent auditors for the 2001 Fiscal Year. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Grant Thornton LLP be submitted to the Stockholders for ratification due to the significance of their appointment to the Company.

     The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all Stockholders represented and entitled to vote thereon. Therefore, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement and to respond to appropriate questions.

Recommendation of the Board of Directors

     THE  BOARD  OF  DIRECTORS  OF  THE  COMPANY   RECOMMENDS  A  VOTE  FOR  THE
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

                                  ANNUAL REPORT

     All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2000 Annual Report on Form 10-K for the 2000 Fiscal Year.

     ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE 2000 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO STOCKHOLDER INFORMATION, E-Z-EM, INC., 717 MAIN STREET, WESTBURY, NEW YORK 11590-5021.

                              STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than May 28, 2001.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.


                                        PETER J. GRAHAM
                                           Secretary

September 25, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  E-Z-EM, INC.

                      Proxy--Annual Meeting of Stockholders
                                October 24, 2000

The undersigned, a stockholder of Class A Common Stock, $.10 par value (the "Class A Common Stock") of E-Z-EM, Inc., a Delaware corporation (the "Company"), does hereby appoint Howard S. Stern and David P. Meyers, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held at the Milleridge Inn in Jericho, New York, on Tuesday, October 24, 2000, at 10:00 a.m., Local Time, or at any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     1.   ELECTION OF DIRECTORS

          For Michael A. Davis, M.D., James L. Katz and Anthony A. Lombardo as Class I directors:

                                                  TO WITHHOLD AUTHORITY TO VOTE
                              WITHHOLD            FOR ANY NOMINEE(S), PRINT
               FOR ______     VOTE     ______     NAME(S) BELOW

                                                  ------------------------------


     2.   RATIFICATION OF APPOINTMENT OF AUDITORS

               FOR ______     AGAINST ______      ABSTAIN ______

To transact such other business as may properly come before the meeting or any adjournment thereof.

Please mark, date and sign exactly as your name appears on this Proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.


Signature _____________________  Signature _____________________  Date _________

DEAR E-Z-EM SHAREHOLDER:

We are very pleased with the growth achieved during fiscal year 2000 by E-Z-EM. Our business had record sales in both core segments: Diagnostic and AngioDynamics. The overall Company reported improved net earnings and strong operating results for the year. This reflects continued demand and customer support for our products.

Net earnings were $5,965,000 for fiscal 2000, a 24% increase over last year, and earnings per share were $.60 and $.58 on a basic and diluted basis, respectively. Record net sales were $112,093,000, compared to $107,179,000 last year. Gross profit as a percent of sales increased to 45.0 from 42.1 in 1999.

E-Z-EM Names New President and CEO

In today's competitive business environment, change is a key element of a successful organization's culture. To keep pace with the rapid changes in our industry, E-Z-EM named Anthony A. Lombardo as the Company's new President and CEO in April 2000. Tony Lombardo brings to E-Z-EM a proven record of achievement in the medical industry and in building business cultures for future growth. In a career that has spanned nearly three decades, he was most recently President of ALI Imaging Systems Corporation, an image management software solutions provider for the radiology and cardiology markets. Before that, he was General Manager of GE's PACS business and launched what is today the GE Integrated Imaging Solutions business. Tony was President of Loral Medical Systems, General Manager of Sony Medical Systems, and held several senior management positions at Philips Medical Systems. Over this span, he has been a leader in the launch of new technologies that encompass Image and Internet Software Solutions (PACS), Computed Radiography, Digital Subtraction Angiography and new devices for vascular imaging in both cardiology and radiology.

We feel confident that as President and CEO Tony will supply the creativity, energy and drive to help us meet the ever changing needs of our complex healthcare marketplace. He has already begun implementing changes to the organizational structure of E-Z-EM, consolidating overlapping functions, establishing new group leaders and empowering them to make decisions crucial to their individual departments and to the organization as a whole. And he is actively pursuing E-Z-EM's involvement in areas such as Virtual Colonoscopy to give us access to emerging technologies that will shortly revolutionize gastrointestinal diagnostics and screening. We are very pleased to welcome Tony to the E-Z-EM family.

Diagnostic Segment

The market continues to be driven by the growth of CT and new applications associated with advances made in image acquisition. These trends have also fueled growth in our core diagnostic areas, which provide contrast products to this segment. We have invested in building a strong brand support in the CT suite with both our barium-based contrast delivery systems as well as the increasing acceptance of our patented EDA(TM) technology used in E-Z-EM's PercuPump(R) CT injectors. This investment has established us as a valued supplier to the CT market. It will also help position us for the potentially explosive growth area of Virtual Colonoscopy, which will combine the strength of CT image creation with tagging agents and software processing to provide an enhanced screening technology for colorectal cancer. We intend to be a leader in this area in the future.

We continue to be the pre-eminent supplier of oral contrast agents for the GI marketplace and to build upon our strong brand position in the United States. The Company is a vocal leader supporting colorectal cancer (CRC) screening and in developing greater consumer awareness about this disease. We will shortly launch a CRC web site specifically tailored to the consumer, with information and links to other resource sites. We also support the Society of Gastrointestinal Radiologists and the American College of Radiology in their efforts to provide quality healthcare and consumer information about colorectal cancer.

Last year, EndoDynamics, a division of our wholly-owned subsidiary, Enteric Products, continued to provide solutions to the gastroenterology community. We will build upon this in the coming year as we define and deliver more specifically tailored products to this important group of physicians.

AngioDynamics Segment

Our AngioDynamics subsidiary is building a strong presence and focus in the interventional radiology marketplace, which utilizes minimally invasive diagnostic and therapeutic surgical procedures. AngioDynamics develops and manufactures a wide range of products, including angiographic, thrombolytic, vascular access, and drainage products, as well as stents and medical devices for angioplasty. During the past year we introduced several new product lines, including a line of fluid drainage catheters, balloon expandable biliary stents, and PTA (Peripheral Transluminal Angioplasty) balloon catheters.

These products cover a range of applications for the interventional radiologist. Abscession(TM) drainage catheters are used for abscess and fluid drainage. The VistaFlex(TM) platinum alloy biliary stent provides a unique combination of flexibility and visibility under fluoroscopy, enabling physicians to reach even tortuous anatomy. And VistaFlex(TM) is the only Magnetic Resonance Angiography
(MRA) compatible stent marketed, as it produces minimal artifact. AngioDynamics' line of Workhorse(TM) PTA balloon catheters features a rugged, high-pressure balloon designed to perform PTA procedures at an economic price, while also being well suited as a stent delivery system.

This fiscal year, AngioDynamics entered into a distribution agreement with HDC Corporation, a California-based company that designs and develops vascular access and regional anesthesia medical devices. The ability to represent this line of high-quality vascular access catheters adds another critical product line to the AngioDynamics portfolio of interventional radiology products and complements the three new product groups mentioned above. These new products, marketed under the trade name AVA(TM), include implanted medication ports, central venous catheters and peripherally inserted central catheters (PICC's), all of which are used to deliver chemotherapeutic agents, antibiotics and total parenteral feeding solutions into the central circulatory system.

In July 2000, AngioDynamics completed a total reorganization of its operations in Japan, which has become the world's second largest medical market. Product offerings were split into two major categories -- dialysis access and maintenance, and angiographic -- and each product group is being distributed by a top-tier medical device company specializing in that particular area. This dual-distributor approach will allow AngioDynamics to maximize its product strengths in Japan, and to provide the healthcare system with innovative technology at a cost-effective price.

In August, AngioDynamics announced that it had sold AngioDynamics Ltd., its manufacturing facility and operations in the Republic of Ireland, to that subsidiary's management. The Irish facility, established to manufacture cardiology products, no longer fit into a strategic plan focused on interventional radiology, and a management buy-out was implemented as an exit strategy for this group.

We look forward to this new fiscal year with renewed energy and confidence. We believe that we will be well positioned to take advantage of the positive trends in the marketplace. We believe that 2001 will be a year for redefining the strategy of our Company and ensuring that it is properly positioned for the future. The process will not only involve looking at what business segments we are in, but also the fundamentals of how we do business. This will help ensure that in this demanding market we have the right cost basis to remain competitive and continue to provide superior service to our customers.

Our Board, management team and all of our employees are committed to providing the effective leadership to build upon our strong reputation, and to creating a company identified by its energy and achievement. We look forward to sharing with you, over the year, our direction and strategy for the future of E-Z-EM. We appreciate your continued faith and support as we enter a year that should be both challenging and rewarding.

Sincerely,
Howard S. Stern                         Anthony A. Lombardo
Chairman of the Board                   President and Chief Executive Officer


E-Z-EM is a publicly held corporation whose shares are traded on the American Stock Exchange under the symbols EZM.A and EZM.B


The statements made in this document contain certain forward-looking statements that involve a number of risks and uncertainties. Words such as "expects", "intends", "anticipates", "plans", "believes", "seeks", "estimates," or variations of such words and similar expressions, are intended to identify such forward-looking statements. Investors are cautioned that actual events or results may differ from the Company's expectations. In addition to the matters described above, the ability of the Company to develop its products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, as well as general market conditions, competition and pricing, as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to its Annual Report on Form 10-K for the year ended June 3, 2000, may affect the actual results achieved by the Company.


                                      # # #